STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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
                                       Fiscal Three Months Ended                  Fiscal Nine Months Ended
                                  ----------------------------------         ---------------------------------
                                  Dec. 29, 1995        Dec. 30, 1994         Dec. 29, 1995       Dec. 30, 1994
                                  -------------        -------------         -------------       -------------
PRIMARY
-------

Average shares outstanding            8,887,000            9,119,000            8,943,000            9,227,000

Net effect of dilutive stock
options - based on the treasury
stock method using average
market price                            147,000              111,000               142,000             163,000
                                  -------------        -------------         -------------       -------------

                TOTAL                 9,034,000            9,230,000             9,085,000           9,390,000
                                  =============        =============         =============       =============

Net income                           $4,896,000           $4,067,000           $13,776,000         $ 8,038,000
                                  =============        =============         =============       =============

Net income per share            $           .55      $           .44      $           1.52    $            .86
                                  =============        =============         =============       =============


FULLY DILUTED
-------------

Average shares outstanding            8,887,000            9,119,000             8,943,000            9,227,000

Net effect of dilutive stock
options - based on the treasury
stock method using greater of
average or period - end market
price                                   162,000              111,000               162,000             163,000
                                  -------------        -------------         -------------       -------------

               TOTAL                  9,049,000            9,230,000            9,105,000           9,390,000
                                    ===========           ==========        =============         ===========


Net income                           $4,896,000           $4,067,000          $13,776,000          $8,038,000
                                     ==========           ==========          ===========          ==========


Net income per share                 $      .54           $      .44          $      1.51          $      .86
                                     ==========           ==========          ===========          ==========
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